EX-99.23.i

                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
                                 441 VINE STREET
                             CINCINNATI, OHIO 45202
                            TELEPHONE (513) 381-2121
                            TELECOPIER (513) 381-2125

J. W. BROWN (1911-1995)
JAMES R. CUMMINS                                             JOANN M. STRASSER
ROBERT S BROWN                                               G. ANTONIO ANAYA
DONALD S. MENDELSOHN                                         AARON A. VANDERLAAN
LYNNE SKILKEN                                                LAWRENCE A. ZEINNER
AMY G. APPLEGATE                                               ---------------
KATHRYN KNUE PRZYWARA                                             OF COUNSEL
MELANIE S. CORWIN                                              GILBERT BETTMAN
                                                                (1918 - 2000)

                                October 11, 2001

The GKM Funds
11150 Santa Monica Boulevard
Suite 850
Los Angeles, California 90025

Gentlemen:

     This letter is in response to your request for our opinion in connection with the filing of the Registration Statement of The GKM Funds (the "Trust").

     We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

     Based on the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of the GKM Growth Fund, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

     We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/

                                        Brown, Cummins & Brown Co., L.P.A.